UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2004

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851-1091

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FactSet Research Systems Inc. is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K, filed on September 1, 2004, and incorporated herein by reference, to provide certain financial disclosures required by Item 9.01 with respect to the acquisition of all the outstanding shares of Decision Data Systems B.V. (the owner of the JCF Group of companies) by FactSet Europe S.à.r.l.

Item 2.01 Acquisition or Disposition of Assets

On September 1, 2004, pursuant to a stock purchase agreement dated as of June 29, 2004, among FactSet Research Systems Inc., FactSet Europe S.à.r.l., Decision Data Luxembourg S.A. and the seller’s stockholder representative, FactSet Europe S.à.r.l. acquired from Decision Data Luxembourg S.A. all the outstanding stock of Decision Data System B.V. (“DDS”), the Netherlands holding company that owns all the stock of the JCF Group of companies, in exchange for 257,067 shares of Common Stock of FactSet Research Systems Inc. and €40,000,000. FactSet Europe S.à.r.l. is a wholly owned, Luxembourg-based subsidiary of FactSet Research Systems Inc.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Financial Statements of DDS, together with accompanying notes, are included in Exhibits 99.2 and 99.3 and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9 is included within.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition of Decision Data System B.V. by FactSet Research Systems Inc. (“FDS”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if this transaction had been completed as of September 1, 2002 for statements of income purposes and as of May 31, 2004 for balance sheet purposes.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had this transaction occurred on September 1, 2002 for statements of income purposes and as of May 31, 2004 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments to reflect the allocation of purchase price to the acquired assets and assumed liabilities of DDS. The purchase price allocation for DDS is subject to revision as more detailed analysis is completed and additional information on the fair values of DDS’s assets and liabilities becomes available. Any change in the fair value of the net assets of DDS will change the amount of the purchase price allocable to goodwill.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of May 31, 2004 (In thousands)

	Historical		Pro Forma
	FactSet	DDS	Adjustments		Combined
ASSETS

Cash and cash equivalents	$40,152	$5,935	$—		$46,087
Investments	59,614	3,275	(53,120	)(e)	9,769
Receivables from clients and clearing brokers, net	39,807	3,748	—		43,555
Deferred taxes	5,870	—	—		5,870
Other current assets	4,152	1,813	406	(g)	6,371

Total current assets	149,595	14,771	(52,714)		111,652
Property, equipment, and leasehold improvements, net	21,942	591			22,533
Goodwill	19,937	958	(958 47,940	)(f) (f)	67,877
Intangible assets, net	6,387	—	21,860	(f)	28,247
Deferred taxes	4,365	—	—		4,365
Other assets	2,266	—	—		2,266

Total assets	$204,492	$16,320	$16,128		$236,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$16,131	$2,702	$—		$18,833
Accrued compensation	14,018	1,650	640	(j)	16,308
Deferred fees	9,827	8,062	(763	)(d)	17,126
Dividends payable	2,174	—	—		2,174
Taxes payable	6,399	1,178	—		7,577

Total current liabilities	48,549	13,592	(123)		62,018
Deferred rent and other liabilities	7,479	—	—		7,479
Deferred tax liability	—	—	7,214	(h)	7,214

Total liabilities	56,028	13,592	7,091		76,711

Stockholders’ Equity:
Common stock	351	—	3	(i)	354
Capital in excess of par value	57,178	127	(455 12,090	)(i) (i)	68,940
Treasury stock, at cost	(139,506)	—	—		(139,506)
Retained earnings	230,821	2,578	(2,578	)(i)	230,821
Accumulated other comprehensive (loss) income	(380)	23	(23	)(i)	(380)

Total stockholders’ equity	148,464	2,728	9,037		160,229

Total liabilities and stockholders’ equity	$204,492	$16,320	$16,128		$236,940

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

Year Ended August 31, 2003

(In thousands, except per share data)

			Pro Forma
	FactSet	DDS	Adjustments		Combined
Revenues	$222,295	$14,476	$(763	)(d)	$236,008

Cost of services	66,286	4,761	(340 1,936	)(a) (a)	72,643
Selling, general and administrative	79,282	7,223	(406	)(g)	86,099

Total operating expenses	145,568	11,984	1,190		158,742

Income from operations	76,727	2,492	(1,953)		77,266
Other income	2,289	206	(810	)(e)	1,685

Income before income taxes	79,016	2,698	(2,763)		78,951
Provision for income taxes	27,578	1,081	(969	)(b)	27,690

Net income	$51,438	$1,617	$(1,794)		$51,261

Basic earnings per common share	$1.53				$1.51

Diluted earnings per common share	$1.48				$1.46

Weighted average common shares (Basic)	33,637		257	(c)	33,894

Weighted average common shares (Diluted)	34,816		257	(c)	35,073

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

Nine Months Ended May 31, 2004

(In thousands, except per share data)

			Pro Forma
	FactSet	DDS	Adjustments		Combined
Revenues	$184,228	$13,595	$(763)		$197,060

Cost of services	54,464	4,126	(288 1,721	)(a) (a)	60,023
Selling, general and administrative	65,391	6,807	(406	)(g)	71,792

Total operating expenses	119,855	10,933	1,027		131,815

Income from operations	64,373	2,662	(1,790)		65,245
Other income	1,644	148	(810	)(e)	982

Income before income taxes	66,017	2,810	(2,600)		66,227
Provision for income taxes	22,685	1,036	(895	)(b)	22,826

Net income	$43,332	$1,774	$(1,705)		$43,401

Basic earnings per common share	$1.33				$1.32

Diluted earnings per common share	$1.27				$1.26

Weighted average common shares (Basic)	32,639		257	(c)	32,896

Weighted average common shares (Diluted)	34,091		257	(c)	34,348

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On September 1, 2004, pursuant to a stock purchase agreement dated as of June 29, 2004, among FactSet Research Systems Inc., FactSet Europe S.à.r.l., Decision Data Luxembourg S.A. and the seller’s stockholder representative, FactSet Europe S.à.r.l. acquired from Decision Data Luxembourg S.A. all the outstanding stock of Decision Data System B.V., the Netherlands holding company that owns all the stock of the JCF Group of companies, in exchange for 257,067 shares of Common Stock of FactSet Research Systems Inc. and €40,000,000. FactSet Europe S.à.r.l. is a wholly owned, Luxembourg-based subsidiary of FactSet Research Systems Inc.

The unaudited pro forma condensed combined balance sheet at May 31, 2004 is presented to give effect to the acquisition of DDS by FDS had it been consummated on that date. The unaudited pro forma combined condensed statements of income of FDS and DDS for the year ended August 31, 2003 and the nine months ended May 31, 2004 are presented as if the transactions had been consummated on September 1, 2002.

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of $65.2 million. The total purchase price of the acquisition is as follows (in thousands):

Cash paid	$51,077
Fair value of FactSet common stock issued	12,093
Estimated direct acquisition costs	2,043

Total purchase price	$65,213

The final purchase price is dependent on the actual direct acquisition costs. Under the purchase method of accounting, the total estimated purchase price is allocated to DDS’s net tangible and intangible assets based upon their estimated fair value as of the date of the acquisition. Based upon the purchase price and the valuation, the preliminary purchase price allocation, which is subject to change based on FactSet’s final analysis, is as follows (in thousands):

Tangible assets acquired	$12,965
Amortizable intangible assets:
Customer relationships	4,800
Software technology	2,700
Data content	13,200
Trade name	1,000
Non-competition agreements	160
Goodwill	47,940

Total assets acquired	82,765

Liabilities assumed	(17,552)

Net assets acquired	$65,213

Intangible assets of $21.9 million have been allocated to amortizable intangible assets consisting of customer relationships, amortized over ten years using an accelerated amortization method; software technology, amortized over seven years using a straight-line amortization method; data content, amortized over twenty years using a straight-line amortization method; trade name, amortized over three years using a straight-line amortization method; and non-competition agreements, amortized between two and six years using a straight-line amortization method.

Goodwill totaling $47.9 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting

6

Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized and will be tested for impairment at least annually. Any change in the fair value of the net assets of DDS will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

2.	Pro Forma Adjustments

Certain reclassifications have been made to confirm DDS’s historical amounts to FactSet’s financial statement presentation.

The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition was completed on May 31, 2004 for balance sheet purposes and as of September 1, 2002 for statements of income purposes and reflect the following pro forma adjustments:

(a)	To eliminate the amortization of DDS historical goodwill and reflect amortization of the amortizable intangible assets from the acquisition. The weighted average life of amortizable intangible assets approximates 15 years.

(b)	To adjust the provision (benefit) for taxes to reflect the impact of DDS’s pro forma adjustments. The adjustment has been calculated using the effective tax rate of the combined companies.

(c)	To include the 257,067 FactSet common shares paid as part of the acquisition purchase price.

(d)	To adjust DDS deferred revenue to estimated fair value.

(e)	To reflect the cash payment for the DDS acquisition and the resulting decrease in interest income.

(f)	To establish amortizable intangible assets and non-amortizable goodwill resulting from the acquisition.

(g)	To adjust other current assets to include a prepaid commission asset to conform DDS’s accounting policies to FactSet’s policies.

(h)	To record deferred tax liability arising from the non-tax deductible intangible assets.

(i)	To eliminate the historical stockholders’ equity of DDS and record the issuance of 257,067 FactSet common shares paid as part of the acquisition price.

(j)	To record severance costs associated with the acquisition of DDS.

3.	Pro Forma Combined Net Income

Shares used to calculate unaudited pro forma combined net income per basic and diluted share were computed using FDS’s weighted average shares outstanding during the respective periods plus the issuance of 257,067 FactSet common shares in connection with the DDS acquisition.

(c)	Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of June 29, 2004, among FactSet Research Systems Inc., FactSet Europe S.à.r.l., Decision Data Luxembourg S.A. and the seller’s stockholder representative (as defined therein)*

23.1	Consent of Constantin Reviseurs d’Entreprises

99.1	Press Release, dated as of September 1, 2004*

99.2	Audited Financial Statements as of December 31, 2003 of Decision Data System B.V.

99.3	Unaudited Financial Statements as of June 30, 2004 of Decision Data System B.V.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date:November 12, 2004	By:	/s/ ERNEST S. WONG
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary